SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2009

FARO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Technology Park, Lake Mary, Florida 32746

Telephone: (407) 333-9911

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the 2009 Annual Meeting of Shareholders held on May 14, 2009, the shareholders of FARO Technologies, Inc. (the “Company”) approved the FARO Technologies, Inc. 2009 Equity Incentive Plan (the “2009 Plan”). A description of the material terms of the 2009 Plan was included in the Company’s Definitive Proxy Statement on Schedule 14A (File No. 000-23081) as filed with the Securities and Exchange Commission on April 15, 2009. A copy of the 2009 Plan is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The number of shares of the Company’s common stock reserved and available for grants of awards under the 2009 Plan consists of (i) 1,720,000 new shares, (ii) 61,546 shares remaining available for grant under the 2004 Equity Incentive Plan (the “2004 Plan”) as of May 18, 2009, which takes into account the restricted shares granted to the Company’s non-employee directors on May 15, 2009, and (iii) any shares underlying awards outstanding under the 2004 Plan as of the effective date of the 2009 Plan that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	FARO Technologies, Inc. 2009 Equity Incentive Plan (incorporated herein by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 000-23081) filed with the Securities and Exchange Commission on April 15, 2009).

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 19, 2009

FARO TECHNOLOGIES, INC. (Registrant)

By:	/s/ Keith Bair
Keith Bair
Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	FARO Technologies, Inc. 2009 Equity Incentive Plan (incorporated herein by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 000-23081) filed with the Securities and Exchange Commission on April 15, 2009).